UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) July 1, 2003
                                                           ------------


                                 FIND/SVP, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)

        New York                     0-15152                      13-2670985
------------------------     ------------------------        -------------------
(State of Incorporation)     (Commission File Number)           (IRS Employer
                                                             Identification No.)


              625 Avenue of the Americas, New York, New York 10011
              -----------------------------------------------------
              (Address of principal executive offices and zip code)


        Registrant's telephone number, including area code (212) 645-4500
                                                           --------------


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

         This Current Report on Form 8-K/A amends Item 7 of the Current Report on Form 8-K filed by us on July 16, 2003 disclosing, among other events, the acquisition (the "Acquisition") of substantially all of the assets of the Tel tech Resources business unit ("Teltech") of Sopheon Corporation.

         We hereby amend the Current Report on Form 8-K filed on July 16, 2003 by replacing Item 7 with the following:

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Business Acquired.

         Audited statement of assets and liabilities of Teltech as of December 31, 2002 and 2001, and the related statements of operations and cash flows for the years then ended. Unaudited statement of assets and liabilities of Teltech as of March 31, 2003 and the related statements of operations and cash flows for the three month period then ended. See "Index to Financial Statements".

         (b) Pro Forma Financial Information.

         Unaudited Pro Forma Combined Balance Sheet of Find/SVP, Inc. as of March 31, 2003 giving effect to the acquisition of Teltech as if it had occurred on March 31, 2003. Unaudited Pro Forma Combined Statement of Operations for Find/SVP, Inc. for the twelve months ended December 31, 2002 and, Unaudited Pro Forma Combined Statement of Operations for Find/SVP, Inc. for the three months ended March 31, 2003, both giving effect to the acquisition of Teltech as if it had occurred on January 1, 2002. See "Index to Financial Statements".

         (c) Exhibits.

         The following Exhibits are filed herewith as part of this report:

Exhibit      Description
-------      -----------

10.1 Amended and Restated Asset Purchase Agreement, dated as of June 25, 2003, by and between TTech Acquisition Corp., Find/SVP, Inc., Sopheon Corporation, and Sopheon PLC (1)

10.2 Escrow Agreement, dated as of July 1, 2003, by and between TTech Acquisition Corp., Find/SVP, Inc., Sopheon Corporation, Sopheon PLC, and U.S. BANK NATIONAL ASSOCIATION (1)

10.3         Promissory Note, dated as of July 2, 2003, made by Find/SVP, Inc.
             in favor of Petra Mezzanine Fund, L.P. (1)

10.4 Amended and Restated Loan Agreement, dated July 2, 2003, by and between Petra Mezzanine Fund, L.P. and Find/SVP, Inc. (1)

10.5 First Amendment to Security Agreement, dated July 2, 2003, by and between Find/SVP, Inc. and Petra Mezzanine Fund, L.P. (1)

10.6 Amended and Restated Security Agreement, dated July 2, 2003, by and between Guideline Research Corp., Tabline Data Services, Inc., Guideline/Chicago, Inc., Advanced Analytics, Inc., Guideline Consulting Corp., and TTech Acquisition Corp. in favor of Petra Mezzanine Fund, L.P. (1)

10.7 Amended and Restated Guaranty Agreement, dated July 2, 2003, by and between Guideline Research Corp., Tabline Data Services, Inc., Guideline/Chicago, Inc., Advanced Analytics, Inc., Guideline Consulting Corp., and TTech Acquisition Corp. in favor of Petra Mezzanine Fund, L.P. (1)

10.8         Stock Purchase Warrant issued as of July 2, 2003, by Find/SVP, Inc.
             to Petra Mezzanine Fund, L.P. (1)

10.9 Amendment No. 1 to Investor Rights Agreement, dated as of July 2, 2003, by and among Find/SVP, Inc., Petra Mezzanine Fund, L.P., Martin E. Franklin and David Walke (1)

10.10 Amendment No. 1 to Amended And Restated Term Promissory Note, dated as of July 2, 2003, made by Find/SVP, Inc. in favor of JPMorgan Chase Bank (1)

10.11 Amendment No. 1 to Amended And Restated Senior Grid Promissory Note, dated as of July 2, 2003, made by Find/SVP, Inc. in favor of JPMorgan Chase Bank (1)

10.12 First Amendment to Subordination Agreement, dated July 2, 2003, by and among Petra Mezzanine Fund, L.P., Find/SVP, Inc., Guideline Research Corp., Tabline Data Services, Inc., Guideline/Chicago, Inc., Advanced Analytics, Inc., Guideline Consulting Corp., and TTech Acquisition Corp., and JPMorgan Chase Bank (1)

10.13 Subsidiary Security Agreement, dated as of July 2, 2003, made by TTech Acquisition Corp. in favor of JPMorgan Chase Bank (1)

10.14 Subsidiary Guaranty Agreement, dated as of July 2, 2003, made by TTech Acquisition Corp. in favor of JPMorgan Chase Bank (1)

23.1         Consent of Ernst & Young, LLP (2)

99.1         Press Release of Find/SVP, Inc., dated June 26, 2003 (1)

99.2         Press Release of Find/SVP, Inc., dated July 3, 2003 (1)


(1) Incorporated by reference to the Form 8-K filed by FIND/SVP, Inc. on July 16, 2003.
(2)   Filed herewith

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        FIND/SVP, Inc.


Date: September 15, 2003                By: /s/ DAVID WALKE
                                            ----------------
                                        Name:  David Walke
                                        Title: Chief Executive Officer

Date: September 15, 2003                By: /s/ PETER M. STONE
                                            ------------------
                                        Name:  Peter M. Stone
                                        Title: Chief Financial Officer
                                               (Principal Financial Officer
                                               and Principal Accounting Officer)

                          INDEX TO FINANCIAL STATEMENTS

Item 7(a)

FINANCIAL STATEMENTS OF TELTECH RESOURCES
(A DIVISION OF SOPHEON CORPORATION, MINNESOTA) AS OF DECEMBER 31, 2002 AND 2001 AND FOR THE YEARS THEN ENDED

Report of Independent Auditors..............................................F-1
Statement of Assets and Liabilities ........................................F-2
Statement of Operations.....................................................F-3
Statement of Cash Flows.....................................................F-4
Notes to Financial Statements ..............................................F-5

UNAUDITED FINANCIAL STATEMENTS OF TELTECH RESOURCES
(A DIVISION OF SOPHEON CORPORATION, MINNESOTA) AS OF MARCH 31, 2003 AND FOR THE THREE MONTH PERIOD THEN ENDED

Statement of Assets and Liabilities ........................................F-12
Statement of Operations.....................................................F-13
Statement of Cash Flows.....................................................F-14
Notes to Financial Statements ..............................................F-15

Item 7(b)

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Combined Balance Sheet of Find/SVP, Inc. as of
March 31, 2003..............................................................F-19
Unaudited Pro Forma Combined Statement of Operations for Find/SVP, Inc.
for the twelve months ended December 31, 2002 ..............................F-20
Unaudited Pro Forma Combined Statement of Operations for Find/SVP, Inc.
for the three months ended March 31, 2003 ..................................F-21
Notes to Unaudited Pro Forma Combined Financial Information ................F-22

ITEM 7 (A)













FINANCIAL STATEMENTS

Teltech Resources (A Division of Sopheon Corporation, Minnesota)
Years Ended December 31, 2002 and 2001

                                TELTECH RESOURCES
                 (A DIVISION OF SOPHEON CORPORATION, MINNESOTA)

                              FINANCIAL STATEMENTS

                     Years Ended December 31, 2002 and 2001




                                    CONTENTS

Report of Independent Auditors................................................1

Audited Financial Statements

Statements of Assets and Liabilities..........................................2
Statements of Operations......................................................3
Statements of Cash Flows......................................................4
Notes to Financial Statements.................................................5

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Teltech Resources (A Division of Sopheon Corporation, Minnesota)

We have audited the accompanying statements of assets and liabilities of Teltech Resources (a Division of Sopheon Corporation, Minnesota) as of December 31, 2002 and 2001, and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of Teltech Resources' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teltech Resources at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, Teltech Resources adopted Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, in 2002.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
January 31, 2003, except for Notes 2 and 5, as to which the date is July 1, 2003

                                TELTECH RESOURCES
                 (A DIVISION OF SOPHEON CORPORATION, MINNESOTA)

                      STATEMENTS OF ASSETS AND LIABILITIES

                                                                   DECEMBER 31
                                                              2002              2001
                                                        ----------------------------------
ASSETS
Current assets:
   Accounts receivable, net of allowance for doubtful
     accounts of $89,766 and $104,852, respectively         $1,296,775       $1,661,041
   Other current assets                                         51,794           35,027
                                                        ----------------------------------
Total current assets                                         1,348,569        1,696,068

Property and equipment, net                                    763,076        1,566,695
Goodwill                                                             -        2,584,000
Other intangibles                                            1,254,000        2,678,000
                                                        ----------------------------------
Total assets                                                $3,365,645       $8,524,763
                                                        ==================================

LIABILITIES AND NET (DUE FROM) DUE TO SOPHEON
   CORPORATION
Current liabilities:
   Accounts payable                                         $1,434,432       $1,639,724
   Accrued expenses                                            436,036          517,460
   Deferred revenue                                          1,567,880        1,938,706
                                                        ----------------------------------
Total current liabilities                                    3,438,348        4,095,890

Net (due from) due to Sopheon Corporation                      (72,703)       4,428,873
                                                        ----------------------------------
Total liabilities and net (due from) due to Sopheon
   Corporation                                              $3,365,645       $8,524,763
                                                        ==================================

See accompanying notes.

                                TELTECH RESOURCES
                 (A DIVISION OF SOPHEON CORPORATION, MINNESOTA)

                            STATEMENTS OF OPERATIONS

                                                     YEAR ENDED DECEMBER 31
                                                     2002               2001
                                                -------------------------------------
Revenues                                           $ 9,228,636        $ 11,228,655
Cost of sales                                        6,434,380           7,818,930
                                                -------------------------------------
Gross profit                                         2,794,256           3,409,725

Operating expenses:
   Selling, general, and administrative              2,576,631           2,715,658
   Depreciation                                        820,717             747,240
   Amortization of goodwill and intangibles          1,424,000          17,307,000
   Impairment of goodwill and intangibles            2,584,000          24,132,000
                                                -------------------------------------
Operating loss                                      (4,611,092)        (41,492,173)

Interest expense                                       (46,400)            (65,000)
                                                -------------------------------------
Net loss                                           $(4,657,492)       $(41,557,173)
                                                =====================================

SEE ACCOMPANYING NOTES.

                                TELTECH RESOURCES
                 (A DIVISION OF SOPHEON CORPORATION, MINNESOTA)

                            STATEMENTS OF CASH FLOWS

                                                                           YEAR ENDED DECEMBER 31
                                                                           2002               2001
                                                                   ----------------------------------------
OPERATING ACTIVITIES
Net loss                                                                $(4,657,492)         $(41,557,173)
Adjustments to reconcile net loss to net cash used
   in operating activities:
     Depreciation                                                           820,717               747,240
     Amortization of goodwill and intangibles                             1,424,000            17,307,000
     Impairment of goodwill and intangibles                               2,584,000            24,132,000
     Changes in operating assets and liabilities:
       Accounts receivable                                                  364,266             1,601,420
       Other current assets                                                 (16,767)               20,900
       Accounts payable and accrued expenses                               (286,716)           (1,684,298)
       Deferred revenue                                                    (370,826)             (859,026)
                                                                   ----------------------------------------
Net cash used in operating activities                                      (138,818)             (291,937)

INVESTING ACTIVITIES
Capital expenditures                                                        (17,098)              (66,162)
                                                                   ----------------------------------------
Net cash used in investing activities                                       (17,098)              (66,162)

FINANCING ACTIVITIES
Net intercompany transfers                                                  155,916               358,099
                                                                   ----------------------------------------
Net cash provided by financing activities                                   155,916               358,099
                                                                   ----------------------------------------
Net change in cash and cash equivalents                                          --                    --
Cash and cash equivalents at beginning of year                                   --                    --
                                                                   ----------------------------------------
Cash and cash equivalents at end of year                                $        --          $         --
                                                                   ========================================


SEE ACCOMPANYING NOTES.

                                TELTECH RESOURCES
                 (A DIVISION OF SOPHEON CORPORATION, MINNESOTA)
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Teltech Resources (Teltech), a division of Sopheon Corporation, Minnesota (Sopheon Corporation), a wholly owned subsidiary of Sopheon plc (the Parent)
provides research and information management solutions designed to improve decision-making through the effectiveness of information delivery, analysis, and use across organizations. Teltech's service offerings include (i) product development services that provide meaningful information and analysis to support decision-making and problem-solving during each stage of development, (ii) customized research for intellectual property development to information and analysis supporting intellectual property commercialization and value management, and (iii) turnkey development of knowledge solutions and vertical information portals.

Clients gain access to Teltech's services through annual subscriptions of fixed amounts, transactional pricing and billing arrangements, or in-depth, fixed-fee projects.

BASIS OF PRESENTATION

Sopheon Corporation was acquired by the Parent in September 2000. The financial statements of Teltech reflect the basis of assets and liabilities under purchase accounting as "pushed down" by the Parent. The purchase price was allocated to tangible and identifiable intangible assets, with the amount in excess of these values being recorded as goodwill.

The net due from Sopheon Corporation included in the statement of assets and liabilities represents a net balance as a result of various transactions between Teltech and Sopheon Corporation. There are no terms of settlement or interest charges associated with the account balance. The balance is primarily the result of Teltech's participation in Sopheon Corporation's central cash management activities, wherein all of Teltech's cash receipts are remitted to Sopheon Corporation and all cash disbursements are funded by Sopheon Corporation.

Sopheon Corporation provides various general and administrative support services to Teltech, including information technology infrastructure and related services, human resource functions, accounting and management, and facilities and facilities administration. These financials are prepared on the basis of charging shared general and administrative costs, first on the basis of direct usage when identifiable and the remainder allocated to Sopheon Corporation's other affiliated entity on the basis of head count. In the opinion of management, this method of allocation is more aligned with the activities occurring in the above-mentioned functions than other methods and is reasonable.

PROPERTY AND EQUIPMENT

Property and equipment, including leasehold improvements, are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

   Vehicles                                         5 years
   Office furniture and equipment                 5-7 years
   Computer equipment                               5 years
   Computer software                                5 years

Leasehold improvements are amortized over the lease term. Significant additions or improvements extending asset lives are capitalized, while repairs and maintenance are charged to expense as incurred.

Teltech capitalizes certain costs associated with significant internally developed software products for internal use. Teltech accounts for these costs using American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) No. 98-1, ACCOUNTING FOR COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. Under the provisions of SOP No. 98-1, costs are capitalized for software developed or obtained for internal use when both the preliminary project state is completed and management deems the project will probably be completed and used to perform the function intended. Capitalization of such costs ceases no later than the point at which the project is substantially complete and ready for its intended purpose.

Capitalized costs include only (1) external direct costs of materials and services consumed in developing or obtaining software; (2) payroll and related costs for employees who are directly associated with, and who devote time to, the software project; and (3) interest costs incurred, when material, while developing software.

Research and development costs, Web site content costs, and other computer software maintenance costs are expensed as incurred. Software development costs are amortized using the straight-line method over a maximum of three years or the expected life of the product, whichever is less. Teltech recorded $426,132 and $114,141 of amortization expense related to capitalized software in 2002 and 2001, respectively.

Property and equipment consist of the following:

                                                                                2002              2001
                                                                       ------------------------------------
   Office furniture and equipment                                          $     90,222      $   164,791
   Computer equipment and software                                            2,306,111        2,214,444
   Leasehold improvements                                                       118,916          118,916
   Capitalized software                                                         428,695          428,695
                                                                       ------------------------------------
                                                                              2,943,944        2,926,846
   Less accumulated depreciation and amortization                            (2,180,868)      (1,360,151)
                                                                       ------------------------------------
                                                                            $   763,076       $1,566,695
                                                                       ====================================

GOODWILL

Prior to 2002, Teltech amortized goodwill on a straight-line basis over three years. Teltech adopted Statement of Financial Accounting Standards (SFAS) No. 142 effective January 1, 2002 and, accordingly, has not amortized goodwill after that date. Under SFAS No. 142, amortization of goodwill and other intangible assets determined to have indefinite lives is prohibited and must be reviewed for impairment on a periodic basis. Goodwill represents the excess cost over the fair value of net assets of businesses acquired.

The following table presents the results of Teltech for all periods presented on a comparable basis:

                                                                             2002                2001
                                                                   ----------------------------------------
   Pro forma net loss as a result of adoption of SFAS No. 142:
       Net loss as reported                                              $(4,657,492)        $(41,557,173)
       Add back goodwill amortization                                             --           15,883,000
                                                                   ----------------------------------------
   Adjusted net loss                                                     $(4,657,492)        $(25,674,173)
                                                                   ========================================

The changes in the carrying amount of goodwill for the years ended December 31, 2002 and 2001 are as follows:

                                                                            2002                 2001
                                                                   ----------------------------------------
   Beginning of year                                                     $2,584,000          $38,575,000
   Amortization                                                                  --          (15,883,000)
   Impairment charge                                                     (2,584,000)         (20,108,000)
                                                                   ----------------------------------------
   End of year                                                           $       --          $ 2,584,000
                                                                   ========================================

INTANGIBLES

Definite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives as follows:

   Customer list                                                    3 years
   Patented technology                                              5 years

At December  31, 2002 and 2001,  accumulated  amortization  was  $3,204,000  and
$1,780,000,   respectively.  In  2001,  Teltech  recorded  impairment  of  other intangible assets of $4,024,000.

REVENUE RECOGNITION

Periodic subscription revenue is recognized ratably over the subscription period. Estimated losses on fixed-fee, long-term subscription contracts are recorded when identified. Deferred revenue results from the billing of subscription amounts in advance of when the services are rendered.
Transaction-based contract revenue is billed and recognized as the related services are rendered. Project-based, in-depth research revenue is recognized on a percentage-of-completion basis.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

Sopheon Corporation files a consolidated federal income tax return which includes Teltech. As there is no income tax expense or benefit provided for by Sopheon Corporation because of operating losses, no income taxes are allocated to Teltech.

2. OPERATING LEASES

Sopheon Corporation leases office space and office equipment under operating leases. Total rent expense for the years ended December 31, 2002 and 2001 was $272,802 and $253,399, respectively. Future minimum lease payments under operating leases as of December 31, 2002 are as follows:

   2003                                                       $128,900
   2004                                                          3,600
   2005                                                          3,600
   2006                                                          3,600
                                                       -------------------
                                                              $139,700
                                                       ===================

The lease of facilities was renewed on April 30, 2003. The terms of the agreement include a new expiration period of November 30, 2004 and a right to cancel at any time, without penalty or remuneration, provided 60 days' notice is given to the property owner. The annual rent under this lease amendment is $295,000.

3. COMMITMENTS AND CONTINGENCIES

Teltech has certain commitments for future purchases with information and data providers pursuant to one-year operating contracts. The only significant commitment requires Teltech to purchase $960,000 of value in information sources for the year ending December 31, 2003.

4. LINE OF CREDIT

Sopheon Corporation has an asset-based line of credit facility which allows borrowings not to exceed the lesser of $2,000,000 or 85% of eligible accounts receivable. This facility was used in 2002 and 2001 by Sopheon Corporation and Teltech, providing working capital to the respective businesses. For the years ended 2002 and 2001, $46,400 and $65,400, respectively, was allocated as interest expense to Teltech, based on estimated working capital needs throughout the year.

This facility, and any outstanding amounts, will not be assumed under the sale and purchase agreement as discussed in Note 5.

5. SUBSEQUENT EVENT - SALE AGREEMENT

On July 1, 2003, Sopheon Corporation sold substantially all of the assets and liabilities of Teltech to FIND/SVP, Inc. The sale and purchase agreement conveys all identifiable assets and the assumption of all identifiable liabilities of Teltech, as reflected in the statement of assets and liabilities herein. The acquirer will also assume certain Teltech supplier operating commitments.

                                TELTECH RESOURCES
                 (A DIVISION OF SOPHEON CORPORATION, MINNESOTA)

                        FINANCIAL STATEMENTS (UNAUDITED)

                        Three Months Ended March 31, 2003




                                    CONTENTS


Statement of Assets and Liabilities (Unaudited)...............................1
Statement of Operations (Unaudited)...........................................2
Statement of Cash Flows (Unaudited)...........................................3
Notes to Financial Statements (Unaudited).....................................4

                                TELTECH RESOURCES
                 (A DIVISION OF SOPHEON CORPORATION, MINNESOTA)

                 STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)

                                 March 31, 2003

ASSETS
Current assets:
   Accounts receivable, net of allowance for doubtful
     accounts of $89,766                                        $1,623,094
   Other current assets                                             85,284
                                                         --------------------
Total current assets                                             1,708,378

Property and equipment, net                                        567,331
Other intangibles                                                  898,000
                                                         --------------------
Total assets                                                    $3,173,709
                                                         ====================

LIABILITIES
Current liabilities:
   Accounts payable                                             $1,123,688
   Accrued expenses                                                503,298
   Deferred revenue                                              2,155,491
                                                         --------------------
Total current liabilities                                        3,782,477

Net due from Sopheon Corporation                                  (608,768)
                                                         --------------------
Total liabilities                                               $3,173,709
                                                         ====================


SEE ACCOMPANYING NOTES.

                                TELTECH RESOURCES
                 (A DIVISION OF SOPHEON CORPORATION, MINNESOTA)

                       STATEMENT OF OPERATIONS (UNAUDITED)

                        Three Months Ended March 31, 2003

Revenues                                                       $1,950,045
Cost of sales                                                   1,396,774
                                                        --------------------
Gross profit                                                      553,271

Operating expenses:
   Selling, general, and administrative                           540,182
   Depreciation and amortization                                  195,745
   Amortization of intangibles                                    356,000
                                                        --------------------
Net loss                                                      $  (538,656)
                                                        ====================



SEE ACCOMPANYING NOTES.

                                TELTECH RESOURCES
                 (A DIVISION OF SOPHEON CORPORATION, MINNESOTA)

                       STATEMENT OF CASH FLOWS (UNAUDITED)

                        Three Months Ended March 31, 2003

OPERATING ACTIVITIES
Net loss                                                          $(538,656)
Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization expense                          195,745
     Amortization of intangibles                                    356,000
     Changes in operating assets and liabilities:
       Accounts receivable                                         (326,319)
       Other current assets                                         (33,490)
       Accounts payable and accrued expenses                       (243,482)
       Deferred revenue                                             587,611
                                                                 --------------
Net cash used in operating activities                                (2,591)

FINANCING ACTIVITIES
Net intercompany transfers                                            2,591
                                                                 --------------
Net cash provided by financing activities                             2,591
                                                                 --------------

Net change in cash and cash equivalents                                  --
Cash and cash equivalents at beginning of period                         --
                                                                 --------------
Cash and cash equivalents at end of period                        $      --
                                                                 ==============



SEE ACCOMPANYING NOTES.

                                TELTECH RESOURCES
                 (A DIVISION OF SOPHEON CORPORATION, MINNESOTA)

                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

                                 March 31, 2003

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Teltech Resources (Teltech), a division of Sopheon Corporation, Minnesota (Sopheon Corporation), a wholly owned subsidiary of Sopheon plc (the Parent)
provides research and information management solutions designed to improve decision-making through the effectiveness of information delivery, analysis, and use across organizations. Teltech's service offerings include (i) product development services that provide meaningful information and analysis to support decision-making and problem-solving during each stage of development, (ii) customized research for intellectual property development to information and analysis supporting intellectual property commercialization and value management, and (iii) turnkey development of knowledge solutions and vertical information portals.

Clients gain access to Teltech's services through annual subscriptions of fixed amounts, transactional pricing and billing arrangements, or in-depth, fixed-fee projects.

BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

For further information, refer to the consolidated financial statements and footnotes for the year ended December 31, 2002.

The net due from Sopheon Corporation of $608,768 included in the statement of assets and liabilities represents a net balance as a result of various transactions between Teltech and Sopheon Corporation. There are no terms of settlement or interest charges associated with the account balance. The balance is primarily the result of Teltech's participation in Sopheon Corporation's central cash management activities, wherein all Teltech's cash receipts are remitted to Sopheon Corporation and all cash disbursements are funded by Sopheon Corporation.

Sopheon Corporation provides various general and administrative support services to Teltech, including information technology infrastructure and related services, human resource functions, accounting and management, and facilities and facilities administration. These financials are prepared on the basis of charging shared general and administrative costs, first on the basis of direct usage when identifiable, and the remainder allocated to Sopheon Corporation's other affiliated entities on the basis of head count. In the opinion of management, this method of allocation is more aligned with the activities occurring in the above-mentioned functions than other methods and is reasonable.

INTANGIBLES

Definite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives as follows:

   Customer list                                                     3 years
   Patented technology                                               5 years

Amortization of other intangibles for the three months ended March 31, 2003 was $356,000.

REVENUE RECOGNITION

Periodic subscription revenue is recognized ratably over the subscription period. Estimated losses on fixed-fee, long-term subscription contracts are recorded when identified. Deferred revenue results from the billing of subscription amounts in advance of when the services are rendered.
Transaction-based contract revenue is billed and recognized as the related services are rendered. Project-based, in-depth research revenue is recognized on a percentage-of-completion basis.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

Sopheon Corporation files a consolidated federal income tax return which includes Teltech. As there is no income tax expense or benefit provided for by Sopheon Corporation because of operating losses, no income taxes are allocated to Teltech.

2. LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared on the going concern basis. Sopheon Corporation, the entity of which Teltech Resources Division is a component, recorded operating losses of $4.1 million in 2002 and, at December 31, 2002, had a working capital deficit of $3.6 million and a stockholder's deficit of $17.7 million. Sopheon Corporation has been dependent on the support of the Parent in order to fund these losses and deficits. As of May 23, 2003, management of the Company is unable to conclude whether such support will continue to be available. The losses in Sopheon Corporation are attributable to substantial funding of business development activities for Sopheon Corporation's launch of software applications for product life cycle management. These activities are separate from those of the Teltech Division, which reported an operating profit before interest, tax, depreciation, and amortization of $218,000 in 2002. The Teltech Division is in the process of being sold. If the sale is not concluded, the Teltech Division will be subject to the financial circumstances of Sopheon Corporation, the ability of which to continue as a going concern is uncertain based on its dependence on the Parent.

3. COMMITMENTS AND CONTINGENCIES

Teltech has certain commitments for future purchases with information and data providers pursuant to one-year operating contracts. The only significant commitment requires Teltech to purchase $960,000 of value in information sources for the year ending December 31, 2003.

4. LINE OF CREDIT

Sopheon Corporation has an asset-based line of credit facility which allows borrowings not to exceed the lesser of $3,000,000 or 85% of eligible accounts receivable. This facility was used in 2002 by Sopheon Corporation and Teltech, providing working capital to the respective businesses. For the three months ended March 31, 2003, no allocation of interest expense was made to Teltech because the working capital available during this quarterly period are sufficient to meet Teltech's needs.

This facility, and any outstanding amounts, will not be assumed under the sale and purchase agreement.

5. SUBSEQUENT EVENT - SALE AGREEMENT

On July 1, 2003, Sopheon Corporation sold substantially all of the assets and liabilities of Teltech to FIND/SVP, Inc. The sale and purchase agreement conveys all identifiable assets and the assumption of all identifiable liabilities of Teltech, as reflected in the statement of assets and liabilities herein. The acquirer will also assume certain Teltech supplier operating commitments.

                                 FIND/SVP, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On April 1, 2003, Find/SVP, Inc. (the "Company") acquired Guideline Research Corp. and subsidiaries (together "Guideline) as described in Item 2 of the Company's Form 8-K filed on April 16, 2003, which is herein incorporated by reference. On July 1, 2003, the Company acquired Teltech Resources ("Teltech"), formerly a division of Sopheon Corporation.

The accompanying pro forma combined financial information gives effect to the Guideline and Teltech acquisitions using the assumptions and adjustments set forth in the accompanying notes. The pro forma statements of operations for the year ended December 31, 2002 and for the three-month period March 31, 2003 have been prepared assuming both transactions occurred on January 1, 2002. The pro forma balance sheet as of March 31, 2003 has been prepared assuming both transactions were consummated at that date.

The Unaudited Pro Forma Combined Financial Information of the combined entities are presented for illustrative purposes only, and therefore does not purport to present the consolidated financial position or consolidated results of operations of Find/SVP, Inc. had the acquisitions occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

Subsequent to the issuance of its consolidated financial statements for the year ended December 31, 2002, the Company's management determined that unearned retainer income should be reclassified on the balance sheet as a current liability. Please see Note K, "Balance Sheet Reclassification" in Item 8 of the Company's Form 10-K/A for the year ended December 31, 2002, filed on August 25, 2003, which is herein incorporated by reference.

The historical financial information for Guideline and Teltech have been derived from respective financial information obtained from the previous owners. The pro forma adjustments relating to the merger represent the Company's preliminary determination of these adjustments and are based upon available information and certain assumptions the Company considers reasonable under the circumstances. Final amounts could differ from those set forth herein.

In accordance with the provisions of SFAS No. 142 "Goodwill and other Intangible Assets," the Company will not amortize goodwill and intangible assets with indefinite lives that are recorded in these transactions. The Company will perform an annual impairment test of such goodwill and intangible assets. For purposes of the pro forma financial information, no such impairment has been identified or included in the results of operations for the periods presented.

FIND/SVP, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31, 2003
(IN THOUSANDS)

                                                                         HISTORICAL                        PRO FORMA
                                                            ----------------------------------  ----------------------------------
                              ASSETS                          FIND/SVP    GUIDELINE   TELTECH   ADJUSTMENTS     NOTE      COMBINED
                                                            ------------  ---------   --------  -----------   --------    --------
                                                            (AS REVISED)
Current assets:

  Cash and cash equivalents                                   $  1,294    $    266                $ (1,186)      (1)      $    374
  Accounts receivable, net                                       2,263       1,502    $  1,623                               5,388
  Deferred tax assets                                              252          85                     (35)      (2)           302
  Prepaid expenses and other current assets                        978         133          85                               1,196
                                                              --------    --------    --------    --------                --------

                       Total current assets                      4,787       1,985       1,708      (1,221)                  7,260
                                                              --------    --------    --------    --------                --------

  Equipment and leasehold improvements, net                      2,170         102         333        (128)      (3)         2,478

Other assets:
  Goodwill, net                                                     75          --                  10,019       (4)        10,094
  Other intangibles                                                                        898        (898)     (12)            --
  Deferred tax assets                                            1,324         235                    (235)      (5)         1,324
  Rental assets                                                    515          --                                             515
  Cash surender value of life insurance                            424         204                                             628
  Non-marketable equity securities                                 185          --                                             185
  Other assets                                                     655          63         234        (186)      (6)           766
                                                              --------    --------    --------    --------                --------

                                                              $ 10,135    $  2,589    $  3,174    $  7,351                $ 23,249
                                                              ========    ========    ========    ========                ========


                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

  Current maturities of notes payable                         $    576    $     --    $     --                            $    576
  Trade accounts payable                                           256         923       1,124                               2,302
  Accrued expenses and other                                     1,463         989         503    $    216       (7)         3,171
  Unearned retainer income                                       2,498         325       2,155                               4,978
                                                              --------    --------    --------    --------                --------

                       Total current liabilities                 4,793       2,236       3,782         216                  11,028
                                                              --------    --------    --------    --------                --------

  Notes payable                                                  1,100          --                   2,188       (8)         3,288

  Deferred compensation                                            455         600                    (600)      (9)           455

Redemption value of redeemable convertible preferred stock          --          --                     500      (10)           500

Initial redemption value of redeemable common stock                 --          --                     760      (11)           760

Shareholders' equity (deficit):
  Common stock                                                       1                                                           1
  Capital in excess of par value                                 7,362                               3,431                  10,793
  Teltech divisional net (liabilities)                                                    (609)        609                      --
  Guideline historical deficit                                                (247)                    247                      --
  Accumulated deficit                                           (3,576)                                                     (3,576)
                                                              --------    --------    --------    --------                --------

                       Total shareholders' equity (deficit)      3,787        (247)       (609)      4,287      (12)         7,218
                                                              --------    --------    --------    --------                --------

                                                              $ 10,135    $  2,589    $  3,173    $  7,351                $ 23,249
                                                              ========    ========    ========    ========                ========

See notes to unaudited pro forma combined financial information

FIND/SVP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 HISTORICAL                               PRO FORMA
                                                ------------------------------------------   ------------------------------------
                                                   FIND/SVP      GUIDELINE      TELTECH       ADJUSTMENTS   NOTES      COMBINED
                                                ------------   ------------   ------------   ------------   ------   ------------

Revenues                                        $     20,828   $      7,918   $      9,229                           $     37,975

Operating expenses:
  Direct Costs                                        10,027          5,448          6,434   $       (829)     (13)        21,080
  Selling, general, and
     administrative expenses                          11,808          2,447          7,405         (5,496)     (14)        16,164
                                                ------------   ------------   ------------   ------------            ------------

    Operating (loss) income                           (1,007)            23         (4,611)         6,325                     730

Interest income                                           15              1             --             --                      16
Other income                                              --             23             --             --                      23
Interest expense                                        (156)           (15)           (46)          (719)     (15)          (936)
Impairment on investment                                (315)            --             --             --                    (315)
                                                ------------   ------------   ------------   ------------            ------------

    (Loss) income before benefit
       (provision) for income taxes                   (1,463)            32         (4,657)         5,606                    (482)

Benefit (provision) for income taxes                     339             (5)            --           (141)     (16)           193
                                                ------------   ------------   ------------   ------------            ------------

    Net (loss) income                                 (1,124)            27         (4,657)         5,465                    (289)

    Accretion on redeemable common shares                                                             (61)     (18)           (61)
    Preferred dividends                                   --             --             --            (40)     (17)           (40)
                                                ------------   ------------   ------------   ------------            ------------

    Earnings (loss) available to
       common shareholders                      $     (1,124)  $         27   $     (4,657)  $      5,364            $       (390)
                                                ============   ============   ============   ============            ============

    Net loss per common share -
       basic and diluted                        $      (0.11)                                                        $      (0.03)
                                                ============                                                         ============

    Weighted average shares outstanding -
       basic & diluted                            10,138,703                                                           12,341,325
                                                ============                                                         ============

See notes to unaudited pro forma combined financial information

FIND/SVP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  HISTORICAL                                 PRO FORMA
                                                --------------------------------------------   -----------------------------------
                                                  FIND/SVP      GUIDELINE       TELTECH       ADJUSTMENTS    NOTES      COMBINED
                                                ------------   ------------   ------------   ------------   -------   ------------

Revenues                                        $      5,102   $      1,852   $      1,950                            $      8,904

Operating expenses:
  Direct Costs                                         2,367          1,365          1,397   $       (131)     (19)          4,998
  Selling, general, and administrative
     expenses                                          2,730            919          1,092           (999)     (20)          3,742
                                                ------------   ------------   ------------   ------------             ------------

    Operating (loss) income                                5           (432)          (539)         1,130                      164

Interest income                                           --             --             --             --                       --
Other income                                              87              1             --             --                       88
Interest expense                                         (27)           (11)            --           (177)     (21)           (215)
Impairment on investment                                  --             --             --             --                       --
                                                ------------   ------------   ------------   ------------             ------------

    (Loss) income before benefit (provision)
       for income taxes                                   65           (442)          (539)           953                       37

Benefit (provision) for income taxes                     (20)            --             --              5      (22)            (15)
                                                ------------   ------------   ------------   ------------             ------------

    Net (loss) income                                     45           (442)          (539)           958                       22

    Decrement (accretion) on redeemable
       common shares                                      --             --             --             62      (24)             62
    Preferred dividends                                   --             --             --            (10)     (23)            (10)
                                                ------------   ------------   ------------   ------------             ------------

    Earnings (loss) available to common
       shareholders                             $         45   $       (442)  $       (539)  $      1,010             $         74
                                                ============   ============   ============   ============             ============

    Net income per common share - basic         $       0.00                                                          $       0.01
                                                ============                                                          ============

    Net income per common share - diluted       $       0.00                                                          $       0.01
                                                ============                                                          ============

    Weighted average shares outstanding -
       basic                                      10,215,730                                                            12,418,352
                                                ============                                                          ============

    Weighted average shares outstanding -
       diluted                                    11,635,280                                                            14,605,338
                                                ============                                                          ============


See notes to unaudited pro forma combined financial information

                                 FIND/SVP, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

PRO FORMA ADJUSTMENTS:

The following are descriptions of pro forma purchase accounting and acquisition-related adjustments, which are further described in the following notes.

1) Adjustments to cash and cash equivalents:
     Note (a)                                                       $(4,065,000)
     Note (b)                                                         3,303,000
     Note (c)                                                        (3,190,000)
     Note (d)                                                           416,000
     Note (e)                                                         2,350,000
                                                                    ------------
         Total adjustment                                           $(1,186,000)
                                                                    ============

2) Adjustment to current deferred tax assets:
     Note (f)                                                       $   (35,000)
                                                                    ============

3) Adjustment to equipment and leasehold improvements, net:
     Note (g)                                                       $  (128,000)
                                                                    ============

4) Adjustments to goodwill:
     Note (h)                                                       $ 4,999,000
     Note (i)                                                         5,020,000
                                                                    ------------
         Total adjustment                                           $10,019,000
                                                                    ============

5) Adjustment to non-current deferred tax assets: Note (f)          $  (235,000)
                                                                    ============

6) Adjustment to other assets:
     Note (a)                                                       $   (41,000)
     Note (g)                                                          (145,000)
                                                                    ------------
         Total adjustment                                           $  (186,000)
                                                                    ============

7) Adjustment to accrued expenses:
     Note (j)                                                       $   216,000
                                                                    ============

8) Adjustments to notes payable:
     Note (k)                                                       $ 1,868,000
     Note (l)                                                           320,000
                                                                    ------------
         Total adjustment                                           $ 2,188,000
                                                                    ============

9) Adjustment to deferred compensation:
     Note (m)                                                       $  (600,000)
                                                                    ============

10) Adjustment to establish the redemption value of redeemable
     convertible preferred stock: Note (n)                           $   500,000
                                                                    ============

11) Adjustment to establish the initial redemption value of
     redeemable common stock: Note (o)                               $   760,000
                                                                    ============

12) Adjustments to shareholders' equity:
     Note (p)                                                       $   247,000
     Note (p)                                                         1,507,000
     Note (p)                                                           935,000
     Note (p)                                                         2,496,000
     Note (bb)                                                         (898,000)
                                                                    ------------
         Total adjustment                                           $ 4,287,000
                                                                    ============

13) Adjustments to direct costs:
     Note (q)                                                       $  (173,000)
     Note (r)                                                          (656,000)
                                                                    ------------
         Total adjustment                                           $  (829,000)
                                                                    ============

14) Adjustments to selling, general, and administrative expenses:
     Note (s)                                                       $  (727,000)
     Note (s)                                                           (97,000)
     Note (s)                                                           159,000
     Note (t)                                                          (448,000)
     Note (t)                                                          (273,000)
     Note (t)                                                          (102,000)
     Note (t)                                                        (1,424,000)
     Note (t)                                                        (2,584,000)
                                                                    ------------
         Total adjustment                                           $(5,496,000)
                                                                    ============

15) Adjustments to interest expense:
     Note (u)                                                       $  (617,000)
     Note (v)                                                          (102,000)
                                                                    ------------
         Total adjustment                                           $  (719,000)
                                                                    ============

16) Adjustment to provision for income taxes:
     Note (w)                                                       $  (141,000)
                                                                    ------------
         Total adjustment                                           $  (141,000)
                                                                    ============

17) Adjustment for preferred dividends to determine earnings (loss)
     available to common shareholders: Note (x)                     $   (40,000)
                                                                    ------------
         Total adjustment                                           $   (40,000)
                                                                    ============

18) Adjustment for the accretion on redeemable common shares to determine earnings (loss) available to common shareholders:
     Note (y)                                                       $   (61,000)
                                                                    ------------
         Total adjustment                                           $   (61,000)
                                                                    ============

19) Adjustments to direct costs:
     Note (q)                                                           (43,000)
     Note (r)                                                           (88,000)
                                                                    ------------
         Total adjustment                                           $  (131,000)
                                                                    ============

20) Adjustments to selling, general, and administrative expenses:
     Note (z)                                                       $  (172,000)
     Note (z)                                                           (24,000)
     Note (z)                                                            40,000
     Note (aa)                                                         (241,000)
     Note (aa)                                                         (209,000)
     Note (aa)                                                          (37,000)
     Note (aa)                                                         (356,000)
                                                                    ------------
         Total adjustment                                           $  (999,000)
                                                                    ============

21) Adjustments to interest expense:
     Note (u)                                                       $  (152,000)
     Note (v)                                                           (25,000)
                                                                    ------------
         Total adjustment                                           $  (177,000)
                                                                    ============

22) Adjustment to provision for income taxes:
     Note (w)                                                       $     5,000
                                                                    ------------
         Total adjustment                                           $     5,000
                                                                    ============

23) Adjustment to preferred dividends to determine earnings (loss)
     available to common shareholders: Note (x)                     $   (10,000)
                                                                    ------------
         Total adjustment                                           $   (10,000)
                                                                    ============

24) Adjustment to decrement on redeemable common shares to
     determine earnings (loss) available to common shareholders:
     Note (y)                                                       $    62,000
                                                                    ------------
         Total adjustment                                           $    62,000
                                                                    ============

(a) Cash purchase price of Guideline, including $377,000 of related transaction costs paid in cash.

(b) Net cash obtained upon issuance of promissory note, convertible redeemable preferred stock, and warrant to purchase shares of the Company's common stock, issued in connection with the Guideline acquisition.

(c) Cash purchase price of Teltech, including $133,000 of related transaction costs paid at or subsequent to closing.

(d) Net cash obtained upon issuance of promissory note and warrant to purchase shares of the Company's common stock, issued in connection with the Teltech transaction.

(e) Net cash obtained upon issuance of common shares, and warrants to purchase shares of the Company's common stock, in a private placement in connection with the Teltech transaction.

(f) Purchase price allocation adjustment to reduce acquired Guideline deferred tax assets to estimated fair value.

(g) Estimated net purchase price allocation adjustment to reduce carrying amount of Teltech equipment, leasehold improvements, and software to acquired fair value.

(h)   Preliminary goodwill related to the Guideline acquisition.

(i) Preliminary goodwill of $5,020,000 related to the Teltech acquisition, and the elimination of previously recorded other intangibles of $898,000 by Sopheon.

(j)   Accrual of additional transaction costs related to Guideline.

(k) Allocation of the net proceeds utilizing the estimated relative fair value of the $3,000,000 face value promissory note issued in connection with the financing of the Guideline acquisition.

(l) Allocation of the net proceeds utilizing the estimated relative fair value of the $500,000 face value promissory note issued in connection with the financing of the Teltech acquisition.

(m) Purchase price allocation adjustment to eliminate deferred compensation obligations that were not assumed in the Guideline acquisition.

(n) To record the redemption value of redeemable convertible preferred stock issued in connection with the Guideline acquisition.

(o) To record the initial redemption value of redeemable common shares issued in connection with the Guideline acquisition.

(p) Represents (i) the elimination of Guideline's historical deficit of $247,000, and the elimination of Teltech's divisional net (liabilities) of $1,507,000 (ii) $935,000 of capital in excess of par value recorded upon issuance of the Company's convertible preferred shares and warrant in connection with the Guideline acquisition; (iii) $2,496,000 of capital in excess of par value recorded upon issuance of the Company's common shares and the warrants to purchase common shares, in connection with the Teltech acquisition; and (iv) the elimination of other intangibles of $898,000, previously recorded by Sopheon in conjunction with their acquisition of Teltech in 2000.

(q) Represents the elimination of historical payroll expense of three individuals at Teltech who remained with the seller and who will not be replaced by the Company.

(r) Represents savings under a contract renegotiated with an external content provider in connection with the Teltech acquisition.

(s) Represents the following: (i) the reduction of depreciation and amortization expense of $727,000 is the result of the Company's established fair values of the acquired equipment, leasehold improvements and capitalized software which was less than the book value of these assets recorded by Teltech. A decrease in the total value of these assets acquired caused a decrease in the related depreciation expense of such assets. Contributing to this adjustment was the fact that certain of these assets became fully depreciated in 2002 on the books of Teltech, of which the related depreciation and amortization expense amount was adjusted considering the assets were viewed as acquired on January 1, 2002 at the lower fair value versus their original book value; (ii) the elimination of $97,000 of historical payroll expense related to two individuals at Teltech who remained with the seller and whose positions have been eliminated by the Company, and (iii) estimated additional indirect costs of $159,000 related to management of Teltech, principally related to the increased salary of one individual who moved with Teltech as part of the acquisition.

(t) Represents (i) one-time legal, accounting, and advisory fees of $448,000 that were expensed by Guideline in their historical accounts that were incurred by the former owners' in their sale of the business to the Company, (ii) the effects of new employment agreements with the former owners of Guideline which will result in an estimated reduction in compensation of $273,000 per year, (iii) the



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      elimination of $102,000 of historical payroll expense related to two individuals at Guideline whose positions have been eliminated by the Company, and (iv) the elimination of amortization of goodwill and intangibles of $1,424,000 and the elimination of impairment of goodwill and intangibles of $2,584,000, previously recorded by Sopheon in conjunction with their acquisition of Teltech in 2000.


(u) Represents the interest expense on the promissory note issued in connection with the Guideline acquisition, including both the cash interest expense on the face value of such note and interest expense related to the accretion to the discount in the carrying value of the note, both based on the terms of the note agreement.

(v) Represents the interest expense on the promissory note issued in connection with the Teltech acquisition, including both the cash interest expense on the face value of such note and interest expense related to the accretion to the discount in the carrying value of the note, both based on the terms of the note agreement.

(w) Represents the income tax effects related to the pro forma adjustments using an estimated effective income tax rate of 40%.

(x) Represents the amount of dividends on the cumulative, redeemable, convertible, preferred shares that affect the determination of results of operations available to common shareholders, or 8%, per annum, of the $500,000 stated value of the such preferred shares.

(y) Represents the difference between the initial fair value of the redeemable common shares and their fair value at the end of the period, which affects the determination of the results of operations available to common shareholders. In accordance with the terms of the redemption rights, the fair value of the redemption value of such shares can vary between their initial redemption value of $727,000 and 150% of the initial redemption value. For accounting purposes, changes in the redemption value from the prior reporting period are treated as an adjustment to earnings (loss) available to common shareholders.

(z) Represents (i) the estimated reduction in depreciation and amortization expense of $172,000 after purchase price adjustments to reduce carrying amount of Teltech equipment, leasehold improvements, and capitalized software to acquired fair value, (ii) the elimination of $24,000 of historical payroll expense related to two individuals at Teltech who remained with the seller and whose positions have been eliminated by the Company, and (iii) estimated additional indirect costs of $40,000 related to management of Teltech, principally related to the increased salary of one individual who moved with Teltech as part of the acquisition.

(aa) Represents (i) one-time legal, accounting, and advisory fees of $241,000 that were expensed by Guideline in their historical accounts that were incurred by the former owners' in their sale of the business to the Company, (ii) the effects of new employment agreements with the former owners of Guideline which will result in an estimated reduction in fixed compensation of $68,000 on a quarterly basis, and an adjustment of $141,000 for variable compensation previously paid to the former owners of Guideline; (iii) the elimination of $37,000 of historical payroll expense related to two individuals at Guideline whose positions have been eliminated by the Company; and (iv) the elimination of amortization of goodwill and intangibles of $356,000, previously recorded by Sopheon in conjunction with their acquisition of Teltech in 2000.

(bb) Represents the elimination of other intangibles of $898,000, previously recorded by Sopheon in conjunction with their acquisition of Teltech in 2000 not acquired by the Company.






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